Exhibit (h)(1)(vii)

FORM OF AMENDMENT NO. 7

TO THE

AMENDED AND RESTATED MUTUAL FUNDS SERVICE AGREEMENT

FORM OF AMENDMENT NO. 7 effective as of [            , 2020] (“Amendment No. 7”) to the Amended and Restated Mutual Funds Service Agreement, dated as of April 1, 2015, (the “Agreement”), between AXA Premier VIP Trust, a Delaware statutory trust (“Trust”), and AXA Equitable Funds Management Group, LLC, a Delaware limited liability company (“FMG LLC”).

The Trust and FMG LLC hereby agree to modify and amend the Agreement as follows:

1.    Name Change. The name of the CharterSM Multi-Sector Bond Portfolio is hereby changed to EQ/Core Plus Bond Portfolio.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 7 as of the date first above set forth.

AXA PREMIER VIP TRUST		AXA EQUITABLE FUNDS
MANAGEMENT GROUP, LLC

By:		By:
	Brian E. Walsh	Michal Levy
	Chief Financial Officer and Treasurer	Director, Senior Vice President and
Chief Operating Officer

SCHEDULE A

Amendment No. 7 to the

AMENDED AND RESTATED MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

AXA Allocation, Target Allocation and Charter Portfolios

The greater of $32,500 per portfolio or 0.140% of the first $60 billion; 0.110% of the next $20 billion; 0.0875% of the next $20 billion; and 0.0800% thereafter, with the assets of the AXA Allocation Portfolios, Target Allocation Portfolios, Charter Portfolios and Hybrid Portfolios, ATM and Allocation Portfolios of EQ Advisors Trust being aggregated, and each Portfolio paying its proportionate share of the asset-based fee

EQ/Aggressive Allocation Portfolio

EQ/Conservative Allocation Portfolio

EQ/Conservative-Plus Allocation Portfolio

EQ/Moderate Allocation Portfolio

EQ/Moderate-Plus Allocation Portfolio

(collectively, the “AXA Allocation Portfolios”)

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio

Target 2055 Allocation Portfolio

(collectively, the “Target Allocation Portfolios”)

CharterSM Aggressive Growth Portfolio

CharterSM Conservative Portfolio

CharterSM Growth Portfolio

CharterSM Moderate Growth Portfolio

CharterSM Moderate Portfolio

EQ/Core Plus Bond Portfolio (formerly, CharterSM Multi-Sector Bond Portfolio)

CharterSM Small Cap Growth Portfolio

CharterSM Small Cap Value Portfolio

(collectively, the “Charter Portfolios”)